                                                                   Exhibit 4(a)

- --------------------------------------------------------------------------------


                                    TRW INC.

                                      and

                               NATIONAL CITY BANK

                                RIGHTS AGREEMENT


                           Dated as of April 24, 1996


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





                               TABLE OF CONTENTS
                               -----------------

                                                                                                         Page
                                                                                                         ----
Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . .           6

Section 3.       Issue of Right Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .           6

Section 4.       Form of Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .           7

Section 5.       Countersignature and Registration    . . . . . . . . . . . . . . . . . . . . .           8

Section 6.       Transfer, Split Up, Combination and
                          Exchange of Right Certificates;
                          Mutilated, Destroyed, Lost or
                          Stolen Right Certificates . . . . . . . . . . . . . . . . . . . . . .           9

Section 7.       Exercise of Rights; Purchase Price;
                          Expiration Date of Rights . . . . . . . . . . . . . . . . . . . . . .          10

Section 8.       Cancellation and Destruction of
                          Right Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .          11

Section 9.       Company Covenants Concerning Shares and
                          Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11

Section 10.      Record Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13

Section 11.      Adjustment of Purchase Price, Number and
                          Type of Shares or Number of Rights  . . . . . . . . . . . . . . . . .          14

Section 12.      Certificate of Adjusted Purchase Price or
                          Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .          24

Section 13.      Consolidation, Merger or Sale or Transfer
                          of Assets or Earning Power  . . . . . . . . . . . . . . . . . . . . .          24

Section 14.      Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . .          27

Section 15.      Rights of Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28

Section 16.      Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . .          29

Section 17.      Right Certificate Holder Not Deemed a
                          Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30

Section 18.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . .          30


Section 19.      Merger or Consolidation or Change of Name
                          of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .          30

Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31

Section 21.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33

Section 22.      Issuance of New Right Certificates . . . . . . . . . . . . . . . . . . . . . .          34

Section 23.      Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34

Section 24.      Notice of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . .          35

Section 25.      Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36

Section 26.      Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37

Section 27.      Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .          38

Section 28.      Successors; Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . .          38

Section 29.      Benefits of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . .          38

Section 30.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38

Section 31.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39

Section 32.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39

Section 33.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39

Exhibit A                   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         A-1

Exhibit B                   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         B-1

                                RIGHTS AGREEMENT
                                ----------------

                 This RIGHTS AGREEMENT, dated as of April 24, 1996 (this "Agreement"), is made and entered into by and between TRW INC., an Ohio corporation (the "Company"), and NATIONAL CITY BANK, a national banking association (the "Rights Agent").


                                    RECITALS
                                    --------

                 WHEREAS, on April 24, 1996, the Board of Directors of the Company (the "Directors") authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock, $.625 par value, of the Company (a "Common Share") outstanding as of the close of business on May 17, 1996 (the "Record Date"), each Right initially representing the right to purchase one one-hundredth of a share of Preference Stock II (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to (a) each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Distribution Date (as hereinafter defined) and (b) for each Common Share issued between the Record Date and the Expiration Date (as hereinafter defined) upon exercise of employee stock options granted prior to the Distribution Date or upon the conversion of convertible securities issued prior to the Distribution Date;

                 NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                 Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (other than the Company or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Voting Shares then outstanding. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Voting Shares then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Voting Shares, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Directors determine in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this
Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Voting Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                 (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Directors upon determination (with the concurrence of a majority of the Directors, which majority shall include a majority of the Directors who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person) that the criteria set forth in Section 11(a)(ii)(D) apply to such Person.

                 (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                 (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date, pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or

                          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                          (iii) of which any other Person is the Beneficial Owner if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

         PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; and PROVIDED, FURTHER, that nothing in this paragraph shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition.

                 (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

                 (f) "Close of Business" on any given date shall mean 5:00 P.M., Cleveland, Ohio time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

                 (g) "Common Shares" when used with reference to the Company shall mean the Common Stock, $.625 par value, of the Company; PROVIDED, HOWEVER, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(a)(ii) or Section 13(a)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, including an Issuer (as defined in Section 13(b) hereof), shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity.

                 (h)      "Company" shall mean TRW Inc., an Ohio corporation.

                 (i) "Distribution Date" shall mean the earlier of: (i) the Close of Business on the tenth Business Day after the Share Acquisition Date, (ii) the Close of Business on the tenth Business Day (or such later date as may be specified by a majority of the Directors then in office) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than the Company or any Related Person), the consummation of which offer would result in beneficial ownership by such Person of 20% or more of the outstanding Voting Shares and (iii) the Close of Business on the tenth Business Day after the occurrence of a Triggering Event (provided that if any of (i), (ii) and (iii) occur prior to the Record Date, then the Distribution Date shall occur on and be the Record Date).

                 (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (k) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date and (ii) the time at which the Rights are redeemed as provided in Section 23 hereof.

                 (l) "Final Amendment Date" shall mean the earlier of (i) the Distribution Date or (ii) the date on which the Directors declare any Person to be an Adverse Person in accordance with Section 11(a)(ii)(D) hereof.

                 (m) "Final Expiration Date" shall mean the tenth anniversary of the date of this Agreement.

                 (n) "Flip-in Event" shall mean any event described in clauses (A), (B), (C) or (D) of Section 11(a)(ii) hereof.

                 (o) "Flip-over Event" shall mean any event described in subsections (i), (ii) or (iii) of Section 13(a) hereof.

                 (p) "Issuer" shall have the meaning set forth in Section 13(b) of this Agreement.

                 (q) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

                 (r) "Person" shall mean any individual, firm, corporation, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

                 (s) "Preference Stock II" shall mean shares of Cumulative Redeemable Preference Stock II, Series 4, without par value, of the Company having the rights and preferences set forth in the Amended Articles of Incorporation of the Company, as amended by the form of Certificate of Adoption of Amendment attached to this Agreement as Exhibit A.

                 (t) "Purchase Price" shall mean initially $300 per one one-hundredth of a share of Preference Stock II and shall be subject to adjustment from time to time as provided in this Agreement.

                 (u) "Redemption Price" shall mean $.01 per Right, subject to adjustment by resolution of the Directors to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

                 (v) "Related Person" shall mean (i) any Subsidiary of the Company, (ii) any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan, or (iii) any Person who acquires Voting Shares from the Company or any other Related Person in one or a series of related transactions, each of which is approved by a majority of the Directors, which majority shall include a majority of the Directors who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person, provided that the first such approval shall be deemed an approval as well with respect to all Voting Shares of which such Person is the beneficial owner immediately prior to the time of such first approval; PROVIDED, HOWEVER, that if any Person who becomes a Related Person solely by virtue of subsection
         (iii) above, or any Affiliate or Associate of such Person, subsequently becomes the Beneficial Owner of any additional Voting Shares in a transaction or transactions not approved by a majority of the Directors in the manner provided in subsection (iii) above such Person shall no longer be deemed a "Related Person" with respect to all Voting Shares of which it, or any of its Affiliates or Associates, is the Beneficial Owner.

                 (w) "Right" shall have the meaning set forth in the recitals to this Agreement.

                 (x) "Right Certificates" shall mean certificates evidencing the Rights, in substantially the form of Exhibit B attached hereto.

                 (y) "Rights Agent" shall mean National City Bank, and its successors and assigns.

                 (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (aa) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

                 (bb) "Subsidiary" of any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                 (cc) "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

                 (dd) "Triggering Event" shall mean any Flip-in Event or Flip-over Event.

                 (ee) "Voting Shares" shall mean all capital stock of the Company authorized to be issued from time to time under the Amended Articles of Incorporation of the Company which by its terms may be voted on all matters submitted to shareholders of the Company generally.

                 Section 2. APPOINTMENT OF RIGHTS AGENT. The Company appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by and any deliveries which are to be made to the Rights Agent pursuant to the terms of this Agreement may be taken by and may be delivered to any such Co-Rights Agents.

                 Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

                 (b) Rights will be issued by the Company in respect of all Common Shares issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Distribution Date, provided that in the case of Common Shares issued upon exercise of employee stock options granted prior to the Distribution Date and securities issued prior to the Distribution Date which are convertible into Common Shares, Rights shall be issued in respect of all such shares issued prior to the Expiration Date. Rights shall also be issued to the extent provided in Section 22 in respect of Common Shares which are issued (whether originally issued or from the Company's treasury) after the Distribution Date and prior to the Expiration Date. Certificates for Common Shares which become outstanding (including, without limitation, certificates issued upon surrender for transfer) after the Record Date but prior to the Distribution Date shall bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage:

                 This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between TRW Inc. and National City Bank, dated as of April 24, 1996, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by this reference and a copy of which is on file at the principal executive offices of TRW Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. TRW Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Adverse Person and any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

                 (c) As soon as practicable after the Distribution Date, the Company shall give the Rights Agent written notice thereof and the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 Section 4. FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares or Rights may from time to time be listed or quoted, or to conform to usage. Subject to Sections 11(i) and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preference Stock II as shall be set forth therein at the Purchase Price set forth therein, but the number and type of securities purchasable upon exercise of each Right at the Purchase Price shall be subject to adjustment as provided herein.

                 (b) Any Right Certificate issued pursuant to Sections 3, 6, 7(c), 11(i) or 22 hereof that represents Rights the Beneficial Owner of which is any Acquiring Person or Adverse Person or any Associate or Affiliate of an Acquiring Person or Adverse Person, and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or Adverse Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person or Adverse Person, Associate or Affiliate (including any Rights beneficially owned by a transferee of such Acquiring Person or Adverse Person or any Associate or Affiliate of any of them who becomes a transferee
(i) after such Acquiring Person or Adverse Person became such or (ii) prior to or concurrently with such Acquiring Person or Adverse Person having become such, where any such transferee has received such Rights pursuant to a transfer which the Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Sections 11(a)(ii) or 13(a) hereof), shall be subject to and bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                 The Rights represented by this Right Certificate are or were issued to, or beneficially owned by, a Person who was an Acquiring Person or an Adverse Person or an Affiliate or an Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

                 Section 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as the Company shall advise the Rights Agent are required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates.

                 Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
(a) Subject to Sections 4(b), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preference Stock II (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                 Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a share of Preference Stock II (or other securities, cash or assets, as the case may be) as to which such surrendered Rights are exercised and an amount in cash equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Sections 9, 11(a)(iii) and 23 hereof. The Purchase Price shall be payable in lawful money of the United States of America by certified check or bank draft payable to the order of the Company.

                 (b) Subject to Sections 7(d) and 11(a)(ii) hereof, upon receipt of a Right Certificate and payment as described above, the Rights Agent shall promptly (i) requisition from any transfer agent of the shares of Preference Stock II (or make available, if the Rights Agent is the transfer agent) certificates representing the number of shares of Preference Stock II to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, if the Company shall have elected to deposit the total number of shares of Preference Stock II issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preference Stock II as are to be purchased (in which case certificates for the shares of Preference Stock II represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) promptly after receipt of such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11(a)(iii) hereof,
(iv) if appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, and (v) deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by
Section 11(l) hereof.

                 (c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to Section 14 hereof.

                 (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer of any Right Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                 (e) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or registration in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law. The Company shall give written notice of such jurisdiction to the Rights Agent.

                 Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates and deliver a certificate of destruction thereof to the Company.

                 Section 9. COMPANY COVENANTS CONCERNING SHARES AND RIGHTS. The Company covenants and agrees that:

                 (a) It will cause to be reserved and kept available out of its authorized and unissued shares of Preference Stock II or any shares of Preference Stock II held in its treasury, the number of shares of Preference Stock II that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights.

                 (b) So long as the shares of Preference Stock II (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on a national securities exchange, it will endeavor to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

                 (c) It will take all such action as may be necessary to ensure that all shares of Preference Stock II (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such shares, shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable shares, free and clear of any liens, encumbrances or other adverse claims and not subject to any rights of call or first refusal.

                 (d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights; PROVIDED, HOWEVER, it will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                 (e) It will use its best efforts to (i) file on an appropriate form, as soon as practicable following the first occurrence of a Triggering Event, subject to Section 11(a)(iii) hereof in the case of a Flip-in Event, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; PROVIDED, HOWEVER, that the Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will give written notice to the Rights Agent and will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as giving such notice and issuing a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the

Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective.

                 (f) Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Final Amendment Date, it will not, except as permitted by Section 23, Section 25 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                 (g) In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Sections 11, 13 or 25 hereof, it will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

                 (h) The Company covenants and agrees that it shall not, at any time after the Distribution Date, directly or indirectly, (i) consolidate with, or merge with or into, any Person (other than a Subsidiary of the Company in a transaction which complies with Section 9(f) hereof), or (ii) sell or otherwise transfer (or permit one or more of its Subsidiary to sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part the Company and/or any of its Subsidiaries) representing in the aggregate 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or any Subsidiary of the Company in a transaction that complies with Section 9(f) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                 Section 10. RECORD HOLDERS. Each Person in whose name any certificate representing shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and, if required, payment of the Purchase Price (and all applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the shares of Preference Stock II (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including without limitation the right to vote, receive dividends or other distributions or exercise any preemptive rights, and shall not be entitled pursuant to such Rights to receive any notice of any proceedings of the Company, except as provided herein.

                 Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preference Stock II payable in shares of Preference Stock II, (B) subdivide the outstanding shares of Preference Stock II, (C) combine the outstanding shares of Preference Stock II into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the shares of Preference Stock II (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that if a holder of Rights after such time were to exercise that number of Rights (or fraction thereof) which would result in the aggregate amount of the Purchase Price payable upon such exercise (at the Purchase Price then in effect) being equal to the amount of the Purchase Price payable prior to such time upon exercise of a Right, he would be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the shares of Preference Stock II transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof or Section 13 hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii) or Section 13 hereof.

           (ii)  In the event that

                          (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13 hereof), (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions) of any assets (including securities), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (other than in a transaction subject to Section 13 hereof), (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                          (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13 hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries of which an Acquiring Person or any Associate or Affiliate of any Acquiring Person is the Beneficial Owner, or

                          (C) any Person (other than the Company or any Related Person), together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement, become an Acquiring Person, or

                          (D) any Person shall be declared to be an Adverse Person by the Directors upon (i) a determination by the Directors, at any time after the date of this Agreement, that such Person, alone or together with its Affiliates and Associates, has become, or has announced an intention to become, in one or more transactions, the Beneficial Owner of an amount of Voting Shares which the Directors determine to be substantial (which amount shall in no event be less than 5% of the Voting Shares then outstanding) and (ii) a determination by the Directors after reasonable inquiry and investigation, including consultation with such persons as such Directors shall deem appropriate, that such Beneficial Ownership is causing or may reasonably be anticipated to cause a material adverse effect (including without limitation impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business, financial condition or prospects of the Company's government contracting business; in addition, as to any specific Person, if the Directors by resolution establish a specific percentage of the outstanding Voting Shares (which percentage shall in no event be less than 5% of the Voting Shares then outstanding or less than or equal to the ownership level of Voting Shares which such Person has publicly announced that it beneficially owns as of the date of such resolution), which if beneficially owned by such Person will result in such Person being an Adverse Person in accordance with the criteria of the first sentence of this Section 11(a)(ii)(D) and such Person then acquires beneficial ownership of such specific percentage, then, and in each such case, proper provision shall be made so that upon the Close of Business on the tenth Business Day after the date of the first occurrence of any event described in Section 11(a)(ii)(A),
         (B),(C) or (D) hereof each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a share of Preference Stock II for which a Right was exercisable immediately prior to the first occurrence of such Flip-in Event, in lieu of shares of Preference Stock II, such number of Common Shares as shall equal the result obtained by multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Preference Stock II for which a Right was exercisable immediately prior to the first occurrence of such Flip-in Event, and dividing that product by 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the first occurrence of any such Flip-in Event (such number of Common Shares shall constitute and is hereinafter referred to as the "Adjustment Shares"). Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any such Flip-in Event, any Rights of which any Acquiring Person or Adverse Person or any Associate or Affiliate of such Acquiring Person or Adverse Person which the Directors, in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Directors) such Flip-in Event and is or was at any time the Beneficial Owner (including any Rights beneficially owned by a transferee of such Acquiring Person or Adverse Person or any Associate or Affiliate or any of them who becomes a transferee (i) after such Acquiring Person or Adverse Person became such or (ii) prior to or concurrently with such Acquiring Person or Adverse Person having become such, where such transferee has received such Rights pursuant to a transfer which the Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii)) on or after the date upon which such Acquiring Person or Adverse Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

                 (iii) In lieu of issuing Common Shares in accordance with the provision of Section 11(a)(ii) hereof, the Company may, if the Directors determine that the action described immediately below in this Section 11(a)(iii) is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or Adverse Person and any Affiliate or Associate of any such Person): (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"), and (B) with respect to each Right (subject to the last sentence of Section 11(a)(ii) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including shares, or units of shares, of preference stock which the Directors have deemed to have the same value as shares of Preference Stock II (such shares or units of shares are hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Directors based upon the advice of a nationally recognized investment banking firm selected by the Directors; PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being hereinafter referred to as the "Flip-in Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are payable all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as funds become available until the full amount due to each such Right holder has been paid. In the event that there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the 30 day period set forth above may be extended up to 90 days after the Flip-in Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period is hereinafter referred to as the "Substitution Period"). To the extent that action is to be taken pursuant to the first or second sentence of this
         Section 11(a)(iii), the Company (u) shall provide, subject to the last sentence of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (v) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company will give written notice to the Rights Agent and will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as giving such notice and issuing a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a Common Share shall be the current per share market price per Common Share on the Flip-in Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the current per share market price per Common Share on such date.

                 (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preference Stock II entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preference Stock II (or securities having equivalent rights, privileges and preferences as the shares of Preference Stock II ("equivalent preferred shares")) or securities convertible into shares of Preference Stock II or equivalent preferred shares at a price per share of Preference Stock II or equivalent preferred share (or having a conversion price per share, if a security convertible into shares of Preference Stock II or equivalent preferred shares) less than the current per share market price of the shares of Preference Stock II (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preference Stock II outstanding on such record date plus the number of shares of Preference Stock II which the aggregate offering price of the total number of shares of Preference Stock II and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of shares of Preference Stock II outstanding on such record date plus the number of additional shares of Preference Stock II and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).
         In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preference Stock II owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Preference Stock II (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), assets, stock (other than a dividend payable in shares of Preference Stock II) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the shares of Preference Stock II (as determined pursuant to Section 11(d) hereof) on such record date or, if earlier, the date on which shares of Preference Stock II begin to trade on an ex-dividend or when-issued basis with respect to such distribution, less the fair market value (as determined in good faith by the Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of periodic cash dividends, only that portion in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years) or of such subscription rights, options or warrants applicable to one share of Preference Stock II, and the denominator of which shall be such current per share market price of the shares of Preference Stock II. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the

         Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date and for purposes of the computation made pursuant to Section 11(a)(iii) hereof, the "current per share market price" on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 10 consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                 (ii) For the purpose of any computation hereunder, the "current per share market price" of the shares of Preference Stock II shall be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the shares of Preference Stock II cannot be determined in the manner provided above, the current per share market price of the shares of Preference Stock II shall be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the shares of Preference Stock II are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" of the shares of Preference Stock II shall mean the fair value per share as determined in good faith by the Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the current per share market price of one one-hundredth of a share of Preference Stock II shall be equal to the current per share market price of one share of Preference Stock II divided by 100.

                 (e)      Except as set forth in the last sentence of this
         Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one hundred-thousandth of a share of Preference Stock II, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                 (f)      If as a result of an adjustment made pursuant to
         Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preference Stock II, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preference Stock II contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Preference Stock II shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preference

         Stock II purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) hereof and Section 11(c) hereof made with respect to a distribution of subscription rights, options or warrants applicable to shares of Preference Stock II, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preference Stock II (calculated to the nearest one hundred-thousandth of a share of Preference Stock II) obtained by (i) multiplying the number of one one-hundredths of a share of Preference Stock II covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of shares of Preference Stock II purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preference Stock II for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificate issued hereunder.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the shares of Preference Stock II issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preference Stock II (or fractions thereof) at such adjusted Purchase Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of shares of Preference Stock II or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Preference Stock II or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise), of capital stock or securities upon the occurrence of the event requiring such adjustment.

                 (m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as the Directors shall determine in their good faith judgment to be advisable in order that any (i) consolidation or subdivision of the shares of Preference Stock II, (ii) issuance wholly for cash of shares of Preference Stock II at less than the current per share market price therefor, (iii) issuance wholly for cash of shares of Preference Stock II or securities which by their terms are convertible into or exchangeable for shares of Preference Stock II,
         (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preference Stock II shall not be taxable to such shareholders.

                 (n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares,
         (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

                 (o) The failure by the Directors to declare a Person to be an Adverse Person or to establish a specific beneficial ownership percentage with respect to a specific Person as contemplated by
         Section 11(a)(ii)(D) hereof following such Person becoming the Beneficial Owner of 5% or more of the outstanding Voting Shares shall not imply that such Person is not an Adverse Person or limit such Directors' right at any time in the future to declare such Person to be an Adverse Person or to establish such a specific beneficial ownership percentage with respect to such specific Person.

                 Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13(a) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the shares of Preference Stock II, a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26 hereof.

                 Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                 (a) In the event that, following the Share Acquisition Date, directly or indirectly,

                 (i) the Company shall consolidate with, or merge with or into, any Person (other than a Subsidiary of the Company in a transaction that complies with Section 9(f) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                 (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 9(f) hereof) shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or

                 (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or any Subsidiary of the Company in a transaction that complies with
         Section 9(f) hereof),

then, and in each such case, proper provision shall be made so that (A) except as provided below, upon the Close of Business on the tenth Business Day after the first occurrence of any event described in Section 13(a)(i), (ii) or (iii) hereof each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a share of Preference Stock II for which a Right is then exercisable, in lieu of shares of Preference Stock II, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Preference Stock II for which a Right is exercisable immediately prior to the first occurrence of any Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of one one-hundredths of a share of Preference Stock II for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to the first occurrence of such Flip-in Event) and dividing that product by 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. Notwithstanding the foregoing, upon the occurrence of any of the events listed above in subparagraphs (i) through (iii), inclusive, any Rights that are or were at any time beneficially owned by any Acquiring Person or Adverse Person or any Affiliate or Associate of such Acquiring Person or Adverse Person including any Rights beneficially owned by a transferee of such Acquiring Person or Adverse Person or any Associate or Affiliate of any of them who becomes a transferee
(i) after such Acquiring Person or Adverse Person became such or (ii) prior to or concurrently with such Acquiring Person or Adverse Person having become such, where such transferee has received such Rights pursuant to a transfer which the Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 13(a)) on or after the date upon which such Acquiring Person or Adverse Person became such, shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under this Agreement.

                 (b)      For purposes of this Section 13, "Issuer" shall mean
(i) in the case of any Flip-over Event described in Sections l3(a)(i) or (ii) above, the Person that is the continuing, surviving resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section l3(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that, in any such case, (A) if
(1) no class of equity security of such Person is at the time of such merger, consolidation or transaction, and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a subsidiary directly or indirectly, of another Person, a class of equity security of which is and has been so registered the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such corporation or other legal entity having outstanding equity securities (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (Z) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares.

                 (c) The Company shall not consummate any Flip-over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections
(a) and (b) of this Section 13 and further providing that as soon as practicable after the consummation of any Flip-over Event, the Issuer will

                 (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                 (ii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                 (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

                 Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors shall be used and shall be conclusive for all purposes.

                 (b) The Company shall not be required to issue fractions of shares of Preference Stock II (other than fractions which are integral multiples of one one-hundredth of a share of Preference Stock II) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preference Stock II (other than fractions which are integral multiples of one one-hundredth of a share of Preference Stock II). Fractions of shares of Preference Stock II in integral multiples of one one-hundredth of a share of Preference Stock II may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipt shall have all the rights, Privilege and Preferences to which they are entitled as beneficial owners of the shares of Preference Stock II represented by such depositary receipts. In lieu of fractional shares of Preference Stock II that are not integral multiples of one one-hundredth of a share of Preference Stock II, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preference Stock
II. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preference Stock II shall be the closing price of one one-hundredth of a share of Preference Stock II (determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                 Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate or Common Share certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                 Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                 (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                 (c) subject to Sections 7(d) and 11(a)(ii) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                 (d) the holder expressly waives any right to receive any fractional rights or any fractional shares upon exercise of a Right, except as otherwise provided in Section 14 hereof;

                 (e) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                 Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder of any Right Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preference Stock II or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                 Section 18. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

                 (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it, without negligence, bad faith or willful misconduct on its part, in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing shares of Preference Stock Il or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                 Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith and without negligence or willful misconduct by it under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 25 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (h) The Rights Agent and any shareholder, Director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                 (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                 Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and shares of Preference Stock II by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and shares of Preference Stock II by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, having a principal office in the State of Ohio, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and any property thereafter sent to it in the belief that it continues to act as Rights Agent, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and shares of Preference Stock II, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                 Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options granted by the Company prior to the Distribution Date or under any employee plan or arrangement entered into prior to the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate shall be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                 Section 23. REDEMPTION. (a) The Directors may, at their option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the earlier of (i) the Close of Business on the tenth Business Day after the occurrence of a Triggering Event or (ii) the Final Expiration Date; PROVIDED, HOWEVER, that the Directors may not redeem after they declare any Person to be an Adverse Person in accordance with
Section 11(a)(ii)(D) hereof. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption set forth in this Section 23(a) has expired.

                 (b) Immediately upon the effective date of the action of the Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Directors ordering the redemption of the Rights, the Company shall publicly announce such action, and the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Directors.

                 (c) At any time, a majority of the Directors, which majority shall include a majority of the Directors who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person, may relinquish any or all of the rights to redeem the Rights under Section 23(a) hereof by duly adopting a resolution to that effect. Promptly after adoption of such a resolution, the Company shall publicly announce such action. Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and without any notice.

                 Section 24. NOTICE OF CERTAIN EVENTS. (a) In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of shares of Preference Stock II or to make any other distribution to the holders of shares of Preference Stock II (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), (ii) to offer to the holders of shares of Preference Stock II rights, options or warrants to subscribe for or to purchase any additional shares of Preference Stock II or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its shares of Preference Stock II (other than a reclassification involving only the subdivision of outstanding shares of Preference Stock II), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preference Stock II, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 20 calendar days prior to the record date for determining holders of the shares of Preference Stock II for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preference Stock II, whichever shall be the earlier.

                 (b) In case any Triggering Event shall occur, then, in each such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

                 Section 25. EXCHANGE. (a) The Directors may, in their discretion, at any time after the date of the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio is hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                 (b) Immediately upon the action of the Directors ordering the exchange of any Rights, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly issue a public announcement of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such public announcement shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                 (c) In the event that there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit any exchange of Rights as contemplated in accordance with this Section 25, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of shares of Preference Stock II or fraction thereof such that the current per share market price of one share of Preference Stock II multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such shares of Preference Stock II or fraction thereof.

                 (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 25(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 25.

                 Section 26. NOTICES. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          TRW Inc.
                          1900 Richmond Road
                          Cleveland, Ohio 44124
                                  Attention:  Secretary

                 (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid addressed (until another address is filed in writing with the Company) as follows:

                          National City Bank
                          Corporate Trust Department
                          1900 East Ninth Street
                          Cleveland, Ohio 44114
                                  Attention:  Sherry L. DaMore

                 (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

                 Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision of this Agreement (or any exhibit hereto) which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after the Final Amendment Date, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to the Final Amendment Date amend this Agreement to lower the thresholds set forth in Sections 1(a) and 1(i) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company or any Related Person) or (ii) 10%.

                 Section 28. SUCCESSORS; CERTAIN COVENANTS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares). The Rights Agent is the agent of the Company and not of the holders of the Right Certificates.

                 Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Directors determine in their good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Directors. Without limiting the foregoing, if any provision requiring a majority of the Directors who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to act is held by any court of competent jurisdiction to be invalid, void or unenforceable, such authority shall be made by the Directors in accordance with applicable law and the Company's Articles of Incorporation and Regulations.

                 Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

                 Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                              TRW INC.

Attest:


By /s/ Jean M. Schmidt                        By /s/ Martin A. Coyle
   --------------------------                    -------------------------
   Name:  Jean M. Schmidt                        Name:  Martin A. Coyle
   Title: Assistant Secretary                    Title: Executive Vice
                                                        President

                                              NATIONAL CITY BANK

Attest:


By /s/ Houston E. Cockrell                    By /s/ Sherry L. DaMore
   --------------------------                    -------------------------
   Name:  Houston E. Cockrell                    Name:  Sherry L. DaMore
   Title: Senior Vice President                  Title: Vice President

                                                                       EXHIBIT A


                                   FORM OF
                          CERTIFICATE OF ADOPTION OF
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                                   TRW INC.


         We, Martin A. Coyle, an Executive Vice President, and Jean M. Schmidt, an Assistant Secretary, of TRW Inc., an Ohio corporation (the "Corporation"), do hereby certify that, pursuant to Section 1701.70(B)(1) of the Ohio Revised Code and the authority conferred by the Corporation's Amended Articles of Incorporation (the "Amended Articles"), the Directors of the Corporation, at a meeting thereof duly called and held on April 24, 1996, at which meeting a quorum was present and acting throughout, adopted the following resolutions to further amend the Corporation's Amended Articles and that such Amended Articles are attached to this Certificate as Exhibit A:

         RESOLVED that the Corporation's Amended Articles of Incorporation be further amended with respect to Section 4 and Section 5(a) of Division C-4 of Article Fourth to reflect the revised Shareholder Rights Plan, as follows:

             SECTION 4.  Redemption Rights.  Subject to the provisions of
             Section 6(b)(iii) of Division C of Article Fourth thereof and in accordance with the provisions of Section 4 of Division C of Article Fourth hereof, the shares of Series 4 shall be redeemable from time to time at the option of the Directors of the Corporation, as a whole or in part, at any time, at a redemption price per share equal to 100 times the then applicable Purchase Price as defined in that certain rights agreement, dated as of April 24, 1996 between the Corporation and its rights agent (the "Rights Agreement"), as the same may be amended from time to time in accordance with its terms, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Corporation upon request. In the event less than all of the outstanding shares of Series 4 are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Directors of the Corporation.

             SECTION 5.  Liquidation Rights.

                 (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the shares of Series 4, unless, prior thereto, the holders of shares of Series 4 shall have received at least an amount per share equal to 100 times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be amended from time to time in accordance with its terms, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series 4 shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Series 4 Liquidation Preference");

         FURTHER RESOLVED that (i) the amended and restated Articles of Incorporation of the Corporation, in the form presented to this meeting be, and they hereby are, adopted as the Corporation's Amended Articles of Incorporation (the "Amended Articles") and (ii) a copy of the Amended Articles is ordered filed as Exhibit ___ to the minutes of this meeting;

         FURTHER RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to execute such documents and to take such other actions in connection with the adoption of such Amended Articles, including, but not limited to, the filing thereof in any jurisdiction where such filing is required, as such person shall deem necessary and appropriate; and

         FURTHER RESOLVED that if, in connection with the adoption of the Amended Articles pursuant to the foregoing resolutions, any particular form of resolution or resolutions is required, such resolution or resolutions shall be deemed adopted hereby when certified by the Secretary (or any Assistant Secretary) of the Corporation; provided, however, that such resolutions do not exceed or contradict the authorities granted pursuant to the foregoing resolutions.

         IN WITNESS WHEREOF, Martin A. Coyle, an Executive Vice President, and Jean M. Schmidt, an Assistant Secretary, of TRW Inc., acting for and on behalf of the Corporation, have hereunto subscribed their names this 24th day of April, 1996.





                                     ___________________________________________
                                                 Executive Vice President





                                     ___________________________________________
                                                     Assistant Secretary

                                                                      Exhibit B
                                                                      ---------



                         [Form of Right Certificate]



Certificate No. R-                                             __________ Rights



                 NOT EXERCISABLE AFTER APRIL 24, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE ISSUED TO, OR BENEFICIALLY OWNED BY, A PERSON WHO WAS AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.]*


                               Right Certificate

                                    TRW INC.


                 This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 24, 1996 (the "Rights Agreement"), between TRW Inc., an
__________________________________

* The portion of the legend in brackets shall be inserted only if applicable.

Ohio corporation (the "Company"), and National City Bank, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Cleveland, Ohio time) on April 24, 2006 at the principal office of the Rights Agent, in Cleveland, Ohio or its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of the Cumulative Redeemable Preference Stock II, Series 4, without par value (the "Preference Stock II"), of the Company, at a purchase price of $300 per one one-hundredth of a share of Preference Stock II (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preference Stock II which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share of Preference Stock II set forth above, are the number and Purchase Price as of April 24, 1996. No Right is exercisable at any time prior to the Distribution Date.

                 As provided in the Rights Agreement, the Purchase Price and the number and type of securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and the Rights are subject to amendment, redemption and certain other events, including Triggering Events (as such term is defined in the Rights Agreement).

                 This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights

Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

                 This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent in Cleveland, Ohio, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preference Stock II as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may (unless the Directors have declared any Person to be an Adverse Person (as such terms are defined in the Rights Agreement) in accordance with the Rights Agreement) be redeemed by the Company at its option at a redemption price of $.01 per Right, at any time prior to the earlier of (i) the Close of Business on the tenth day after the occurrence of a Triggering Event or (ii) the Final Expiration Date (as such terms are defined in the Rights Agreement).

                 Subject to the provisions of the Rights Agreement, at the election of the Directors of the Company, the Rights evidenced by this Certificate may, at any time after the date of the occurrence of a Triggering Event but before any Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the then outstanding Common Shares (as such terms are defined in the Rights Agreement), be exchanged in whole or in part for Common Shares.

                 No fractional shares of Preference Stock II will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preference Stock II, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                 No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preference Stock II or of any other securities of the Company which may at any time be issuable on the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                 This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                 WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of [the issuance date].


ATTEST:                                    TRW INC.



___________________________                By _________________________
   Secretary                                  Title:


Countersigned:



By ________________________
   Authorized Signature

                  [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate)


FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ______________________________

________________________________________________________________________________
                (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ______________ , ____


                                       ________________________________________
                                       Signature

Signature Guaranteed:

                                 CERTIFICATE
                                 -----------

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person.

Dated:   ______________ , ____


                                       ________________________________________
                                       Signature


Signature Guaranteed:


                                     NOTICE
                                     ------

                 The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate)

To TRW Inc.:

                 The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Preference Stock II issuable upon the exercise of such Rights (or such other securities of the Company or any other person, or cash or other property of the Company, which may become issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Please insert social security
or other identifying number: ______________

        If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Please insert social security
or other identifying number: ______________

Dated:  ________________, ____

                                        _______________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Right Certificate)

Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

                 The undersigned hereby certifies by checking the appropriate boxes that:
                 (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);
                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person.


Dated: ______________ , ____


                                       ________________________________________
                                       Signature

Signature Guaranteed:



                                     NOTICE
                                     ------

                 The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.